                                                             Exhibit No. EX-99.b

                                     BY-LAWS

                                       OF

                            DELAWARE ENHANCED GLOBAL
                            DIVIDEND AND INCOME FUND

                           A Delaware Statutory Trust

                         (Adopted April 12, 2007)

     These By-Laws may contain any provision not  inconsistent  with  applicable law or the Declaration of Trust, relating to the governance of the Trust. Unless otherwise  specified in these By-Laws,  capitalized  terms used in these By-Laws shall have the  meanings  assigned to them in the  Declaration  of Trust.  Every
Shareholder  by virtue of having  become a  Shareholder  shall be bound by these
By-Laws.

                                   ARTICLE I
                                   DEFINITIONS

     Section  1.  Whenever  used  herein  the  following  terms  shall  have the following meanings:

     (a) "1940 Act" shall mean the Investment  Company Act of 1940 and the rules and regulations thereunder, all as adopted or amended from time to time;

     (b) "Board of Trustees"  or "Board"  shall mean the  governing  body of the
Trust,  that is comprised of the number of Trustees of the Trust fixed from time to time pursuant to Article IV of the  Declaration  of Trust,  having the powers and duties set forth therein;

     (c) "By-Laws" shall mean these by-laws of the Trust, as amended or restated
from time to time in accordance with Article VIII hereof;

     (d)  "Certificate  of Trust" shall mean the  certificate  of trust filed on
April  12,  2007  with the  office  of the  Secretary  of State of the  State of
Delaware  as required  under the DSTA to form the Trust,  as amended or restated
from time to time;

     (e) "Class"  shall mean each class of Shares of the Trust or of a Series of the Trust established and designated under and in accordance with the provisions of Article III of the Declaration of Trust;

     (f) "Code" shall mean the  Internal  Revenue Code of 1986 and the rules and regulations thereunder, all as adopted or amended from time to time;

     (g) "Commission" shall have the meaning given that term in the 1940 Act;

     (h) "DSTA" shall mean the Delaware Statutory Trust Act (12 Del.  C.ss.3801, et seq.), as amended from time to time;

     (i)  "Declaration  of Trust" shall mean the  Agreement and  Declaration  of
Trust of the Trust, as amended or restated from time to time;

     (j)  "Investment  Adviser"  or  "Adviser"  shall mean a Person,  as defined below,  furnishing  services to the Trust pursuant to any investment advisory or investment  management  contract  described  in Article IV,  Section 7(a) of the
Declaration of Trust;

     (k) "Person" shall mean a natural person, partnership, limited partnership,
limited   liability   company,   trust,   estate,   association,    corporation,
organization, custodian, nominee or any other individual or entity in its own or any representative  capacity,  in each case, whether domestic or foreign,  and a statutory trust or a foreign statutory trust;

     (l)  "Series"  shall  refer  to  each  Series  of  Shares  established  and designated  under and in  accordance  with the  provisions of Article III of the
Declaration of Trust;

     (m) "Shares" shall mean the outstanding shares of beneficial  interest into which the  beneficial  interest in the Trust shall be divided from time to time, and shall include fractional and whole shares;

     (n) "Shareholder" shall mean a record owner of Shares;

     (o) "Trust" shall refer to the Delaware  statutory trust formed pursuant to the  Declaration of Trust and the  Certificate of Trust filed with the office of the Secretary of State of the State of Delaware; and

     (p)  "Trustee"  or  "Trustees"   shall  refer  to  each  signatory  to  the
Declaration  of Trust as a trustee and all other  Persons who may,  from time to time,  be duly  elected  or  appointed,  qualified  and  serving on the Board of
Trustees in accordance with the provisions  hereof and the Declaration of Trust, so long as such signatory or other Person continues in office in accordance with the terms hereof and of the Declaration of Trust.  Reference herein to a Trustee or the  Trustees  shall  refer to such  Person or  Persons in such  Person's  or
Persons'  capacity as a trustee or trustees  hereunder and under the Declaration of Trust.

     (q) "vote of a majority of the outstanding  voting  securities"  shall have the meaning provided under Subsection  2(a)(42) of the 1940 Act or any successor provision thereof,  which Subsection,  as of the date hereof, is as follows: the vote, at a meeting of the Shareholders, (i) of sixty-seven percent (67%) or more of the  voting  securities  present  in person or  represented  by proxy at such meeting,  if the  holders of more than fifty  percent  (50%) of the  outstanding voting  securities of the Trust are present or represented by proxy;  or (ii) of more than fifty percent (50%) of the outstanding voting securities of the Trust, whichever is the less.

                                   ARTICLE II
                            MEETINGS OF SHAREHOLDERS

     Section 1. PLACE OF MEETINGS. Meetings of Shareholders shall be held at any place within or outside the State of Delaware  designated  by the Board.  In the absence of any such  designation by the Board,  Shareholders'  meetings shall be held at the offices of the Trust.

     Section 2. MEETINGS.

     (a) Call of Meetings. Any meeting of Shareholders may be called at any time by the Board,  by the  chairperson of the Board or by the president of the Trust for the  purpose  of taking  action  upon any  matter  deemed by the Board to be necessary or  desirable.  To the extent  permitted by the 1940 Act, a meeting of the Shareholders for the purpose of electing  Trustees may also be called by the chairperson  of  the  Board,  or  shall  be  called  by  the  president  or  any vice-president of the Trust at the request of the Shareholders  holding not less than ten (10) percent of the Shares,  provided that the Shareholders  requesting such  meeting  shall  have  paid the  Trust  the  reasonably  estimated  cost of preparing and mailing the notice  thereof,  which an  authorized  officer of the
Trust shall  determine  and specify to such  Shareholders.  No meeting  shall be called  upon the  request  of  Shareholders  to  consider  any  matter  which is substantially the same as a matter voted upon at any meeting of the Shareholders held during the preceding twelve (12) months, unless requested by the holders of a majority of all Shares entitled to be voted at such meeting.

     Section  3.  NOTICE OF  SHAREHOLDERS'  MEETING.  Notice of any  meeting  of
Shareholders shall be given to each Shareholder entitled to vote at such meeting in accordance  with Section 4 of this Article II not less than ten (10) nor more than one  hundred  and twenty  (120) days  before the date of the  meeting.  The notice shall specify (i) the place,  date and hour of the meeting,  and (ii) the general  nature of the business to be transacted  and to the extent  required by the 1940 Act, the purpose or purposes thereof.

     Section 4. MANNER OF GIVING NOTICE.  Notice of any meeting of  Shareholders shall be given either personally or by United States mail,  courier,  cablegram, telegram, facsimile or electronic mail, or other form of communication permitted by then current law,  charges  prepaid,  addressed to the  Shareholder or to the group of  Shareholders  at the same  address  as may be  permitted  pursuant  to applicable  laws, or as Shareholders  may otherwise  consent,  at the address of that  Shareholder  appearing  on the books of the Trust or its transfer or other duly authorized agent or provided in writing by the Shareholder to the Trust for the  purpose  of  notice.  Notice  shall be  deemed to be given  when  delivered personally,  deposited in the United  States mail or with a courier,  or sent by
cablegram,   telegram,  facsimile  or  electronic  mail.  If  no  address  of  a
Shareholder  appears on the Trust's  books or has been  provided in writing by a
Shareholder,  notice shall be deemed to have been duly given  without a mailing, or  substantial  equivalent  thereof,  if such notice  shall be available to the
Shareholder on written demand of the Shareholder at the offices of the Trust.

     If any notice addressed to a Shareholder at the address of that Shareholder appearing on the books of the Trust or that has been provided in writing by that
Shareholder  to the Trust for the  purpose of notice,  is  returned to the Trust marked to indicate  that the notice to the  Shareholder  cannot be  delivered at that  address,  all future  notices or reports shall be deemed to have been duly given without  further  mailing,  or  substantial  equivalent  thereof,  if such notices  shall  be  available  to  the  Shareholder  on  written  demand  of the
Shareholder at the offices of the Trust.

     Section 5. ADJOURNED MEETING; NOTICE. Any Shareholders' meeting, whether or not a quorum is  present,  may be  adjourned  from  time to time for any  reason whatsoever  by vote of the holders of Shares  entitled to vote  holding not less than a majority of the Shares  present in person or by proxy at the meeting,  or by the  chairperson of the Board,  the president of the Trust, in the absence of the chairperson of the Board, or any vice president or other authorized  officer of the Trust, in the absence of the president.  Any adjournment may be made with respect to any business which might have been transacted at such meeting and any adjournment will not delay or otherwise affect the effectiveness and validity of any business transacted at the Shareholders' meeting prior to adjournment.

     When any  Shareholders'  meeting is  adjourned  to  another  time or place, written notice need not be given of the adjourned  meeting if the time and place thereof are announced at the meeting at which the  adjournment is taken,  unless after the adjournment,  a new record date is fixed for the adjourned meeting, or unless  the  adjournment  is for more than sixty (60) days after the date of the original  meeting,  in which case,  the Board of Trustees shall set a new record date as  provided  in  Article V of the  Declaration  of Trust and give  written notice to each  Shareholder of record entitled to vote at the adjourned  meeting in accordance with the provisions of Sections 3 and 4 of this Article II. At any adjourned  meeting,  any  business  may  be  transacted  that  might  have  been transacted at the original meeting.

     Section 6. VOTING.

     (a) The  Shareholders  entitled to vote at any meeting of Shareholders  and the  Shareholder  vote required to take action shall be determined in accordance with the  provisions  of the  Declaration  of Trust.  Unless  determined  by the inspector of the meeting to be  advisable,  the vote on any question need not be by written ballot.

     (b) Unless  otherwise  determined  by the Board at the time it  approves an action to be submitted to the Shareholders for approval, Shareholder approval of an action  shall  remain in effect  until  such time as the  approved  action is implemented  or the  Shareholders  vote  to the  contrary.  Notwithstanding  the foregoing, an agreement of merger,  consolidation,  conversion or reorganization may be terminated or amended  notwithstanding prior approval if so authorized by such agreement of merger,  consolidation,  conversion or reorganization pursuant to Section 3815 of the DSTA and/or pursuant to the  Declaration of Trust,  these
By-Laws and Section 3806 of the DSTA.

     Section 7. WAIVER OF NOTICE BY CONSENT OF ABSENT  SHAREHOLDERS.  Attendance
by a Shareholder,  in person or by proxy, at a meeting shall constitute a waiver of notice of that  meeting  with  respect to that  Shareholder,  except when the
Shareholder  attends the meeting for the express  purpose of  objecting,  at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Whenever notice of a Shareholders'  meeting is required to be given to a Shareholder under the Declaration of Trust or these
By-Laws,  a written waiver thereof,  executed before or after the time notice is required  to be given,  by such  Shareholder  or his or her  attorney  thereunto authorized, shall be deemed equivalent to such notice. The waiver of notice need not specify the purpose of, or the business to be transacted at, the meeting.

     Section 8. PROXIES.  Every Shareholder  entitled to vote for Trustees or on any other matter that may properly  come before the meeting shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by the Shareholder and filed with the secretary of the Trust; provided, that an  alternative  to the  execution  of a written  proxy may be permitted as described  in the next  paragraph  of this  Section  8. A proxy  shall be deemed executed  if the  Shareholder's  name is placed on the proxy  (whether by manual signature,  typewriting,  telegraphic or electronic  transmission (as defined in
Section 3806 of the DSTA) or otherwise) by the Shareholder or the  Shareholder's attorney-in-fact. A valid proxy that does not state that it is irrevocable shall continue in full force and effect unless  revoked by the  Shareholder  executing it, or using one of the permitted  alternatives  to execution,  described in the next  paragraph,  by a written  notice  delivered to the  secretary of the Trust prior to the exercise of the proxy or by the  Shareholder's  attendance and vote in person at the meeting; provided,  however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy unless otherwise expressly  provided in the proxy. The revocability of a proxy that states on its face that it is  irrevocable  shall be governed by the provisions of the General
Corporation Law of the State of Delaware.

     With respect to any Shareholders' meeting, the Board, or, in case the Board does not act, the president,  any vice  president or the  secretary,  may permit proxies by  electronic  transmission  (as defined in Section  3806 of the DSTA), telephonic, computerized,  telecommunications or other reasonable alternative to the  execution of a written  instrument  authorizing  the holder of the proxy to act. A proxy  with  respect  to Shares  held in the name of two or more  Persons shall be valid if executed,  or a permitted alternative to execution is used, by any one of them unless,  at or prior to the exercise of the proxy, the secretary of the Trust receives a specific  written notice to the contrary from any one of them. A proxy purporting to be by or on behalf of a Shareholder  shall be deemed valid  unless  challenged  at or prior to its exercise and the burden of proving invalidity shall rest with the challenger.

     Section 9. INSPECTORS. Before any meeting of Shareholders,  the chairperson of the Board, or in the absence of the  chairperson of the Board,  the president of the Trust,  or in the absence of the  president,  any vice president or other authorized  officer of the Trust, may appoint any person other than nominees for office to act as  inspector  at the  meeting or any  adjournment.  If any person appointed  as  inspector  fails  to  appear  or  fails or  refuses  to act,  the chairperson of the Board, or in the absence of the chairperson of the Board, the president of the Trust,  or in the absence of the president,  any vice president or other  authorized  officer of the Trust,  shall  appoint a person to fill the vacancy.  Such  appointments  may be made  by  such  officers  in  person  or by telephone.

     The inspector shall:

     (a) determine the number of Shares and the voting power of each, the Shares represented  at the meeting,  the  existence  of a quorum and the  authenticity, validity and effect of proxies;

     (b) receive votes or ballots;

     (c) hear and determine all  challenges  and questions in any way arising in connection with the right to vote;

     (d) count and tabulate all votes;

     (e) determine when the polls shall close;

     (f) determine the result of voting; and

     (g) do any other acts that may be proper to conduct  the  election  or vote with fairness to all Shareholders.

                                   ARTICLE III
                                    TRUSTEES

     Section 1. VACANCIES.

     (a)  Whenever  a vacancy  in the  Board  shall  occur (by  reason of death, resignation,  removal,  retirement,  an  increase  in the  authorized  number of
Trustees or other cause), until such vacancy is filled as provided herein or the number of authorized  Trustees  constituting  the Board of Trustees is decreased pursuant to Article IV, Section 1 of the  Declaration  of Trust,  the Trustee(s)
then in office,  regardless of the number and even if less than a quorum,  shall have all the  powers  granted  to the Board and shall  discharge  all the duties imposed upon the Board by the  Declaration  of Trust and these By-Laws as though such number constitutes the entire Board.

     (b)  Vacancies  in the Board of  Trustees  may be filled by not less than a majority  vote of the  Trustee(s)  then in office,  regardless of the number and even if less than a quorum and a meeting of Shareholders shall be called for the purpose of electing  Trustees if required by the 1940 Act.  Notwithstanding  the above,  whenever and for so long as the Trust is a  participant  in or otherwise has in effect a plan  under  which the Trust may be deemed to bear  expenses  of distributing  its Shares as that  practice is  described in Rule 12b-1 under the
1940 Act, then the  selection and  nomination of each of the Trustees who is not an "interested  person" (as that term is defined in the 1940 Act ) of the Trust, any  Adviser  or the  principal  underwriter  of the Trust  (such  Trustees  are referred to herein as "disinterested Trustees"),  shall be, and is, committed to the discretion of the disinterested  Trustees  remaining in office. In the event that all Trustee offices become vacant, an authorized  officer of the Investment
Adviser shall serve as the sole remaining  Trustee effective upon the vacancy in the office of the last  Trustee.  In such  case,  an  authorized  officer of the
Investment  Adviser,   as  the  sole  remaining  Trustee,   shall,  as  soon  as
practicable, fill all of the vacancies on the Board; provided, however, that the percentage of Trustees who are disinterested Trustees shall be no less than that permitted  by the  1940  Act.  Upon  the  qualification  of such  Trustees,  the authorized  officer of the  Investment  Adviser  shall  resign as Trustee  and a meeting of the  Shareholders  shall be called,  as required by the 1940 Act, for the  election  of  Trustees.  An  appointment  of a  Trustee  may be made by the
Trustees  then in office  in  anticipation  of a  vacancy  to occur by reason of retirement,  resignation,  or removal of a Trustee,  or an increase in number of
Trustees effective at a later date,  provided that said appointment shall become effective only at the time or after the expected vacancy occurs.

     Section 2. PLACE OF MEETINGS AND MEETINGS BY TELEPHONE. All meetings of the
Board may be held at any place  within or outside the State of Delaware  that is designated  from time to time by the Board,  the chairperson of the Board, or in the absence of the  chairperson of the Board,  the president of the Trust, or in the absence of the president,  any vice president or other authorized officer of the Trust. In the absence of such a designation,  regular meetings shall be held at the offices of the Trust. Any meeting,  regular or special, may be held, with respect  to one or more  participating  Trustees,  by  conference  telephone  or similar communication  equipment,  so long as all Trustees  participating in the meeting  can hear one  another,  and all such  Trustees  shall be  deemed  to be present in person at such meeting.

     Section 3. REGULAR MEETINGS. Regular meetings of the Board shall be held at such  time and  place  as shall  from  time to time be fixed by the  Board,  the chairperson of the Board, or in the absence of the chairperson of the Board, the president of the Trust,  or in the absence of the president,  any vice president or other authorized  officer of the Trust.  Regular meetings may be held without notice.

     Section 4. SPECIAL MEETINGS.  Special meetings of the Board for any purpose or purposes may be called at any time by any  Trustee,  the  chairperson  of the
Board, or in the absence of the  chairperson of the Board,  the president of the
Trust,  or in  the  absence  of the  president,  any  vice  president  or  other authorized officer of the Trust.

     Notice of the purpose,  time and place of special  meetings (or of the time and place for each  regular  meeting for which  notice is given)  shall be given personally,  sent by first-class mail, courier,  cablegram or telegram,  charges prepaid,  or by facsimile or electronic mail,  addressed to each Trustee at that
Trustee's  address as has been  provided  to the Trust for  purposes  of notice;
provided, that, in case of a national,  regional or local emergency or disaster, which prevents such notice,  such notice may be given by any means  available or need not be given if no means are  available.  In case the notice is mailed,  it shall be deemed to be duly given if deposited in the United States mail at least seven (7) days before the time the meeting is to be held.  In case the notice is given  personally  or is given by courier,  cablegram,  telegram,  facsimile  or electronic  mail,  it shall be deemed  to be duly  given if  delivered  at least twenty-four (24) hours before the time of the holding of the meeting. The notice need not  specify  the place of the  meeting if the meeting is to be held at the offices of the Trust.

     Section 5. WAIVER OF NOTICE.  Whenever  notice is required to be given to a
Trustee  under this Article,  a written  waiver of notice signed by the Trustee, whether before or after the time notice is required to be given, shall be deemed equivalent  to notice.  The waiver of notice need not specify the purpose of, or the business to be transacted  at, the meeting.  All such waivers shall be filed with the  records  of the Trust or made a part of the  minutes  of the  meeting.
Attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting,  except when the Trustee attends the meeting for the express purpose of objecting  at the  beginning of the meeting to the  transaction  of any business because the meeting is not lawfully called or convened.

     Section 6. ADJOURNMENT.  A majority of the Trustees present at a meeting of the Board,  whether or not a quorum is  present,  may  adjourn  such  meeting to another time and place.  Any adjournment  will not delay or otherwise affect the effectiveness  and validity of any business  transacted  at the meeting prior to adjournment. At any adjourned meeting at which a quorum is present, any business may be transacted  which might have been transacted at the meeting as originally called.

     Section  7.  NOTICE  OF  ADJOURNMENT.  Notice  of the time and  place of an adjourned  meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than  thirty  (30) days after the date of the  original  meeting,  notice of the adjourned meeting shall be given to each Trustee.

     Section 8.  COMPENSATION  OF TRUSTEES.  Trustees may receive from the Trust reasonable  compensation  for their  services and  reimbursement  of  reasonable expenses  as may be  determined  by the  Board.  This  Section  8  shall  not be construed to preclude  any Trustee from serving the Trust in any other  capacity as an officer,  agent,  employee,  or otherwise and receiving  compensation  and reimbursement of expenses for those services.

     Section 9.  CHAIRPERSON  OF THE BOARD.  The Board of  Trustees  may elect a chairperson  for the purpose of  presiding  at meetings of the Board of Trustees
(the  "Chairperson").  The  Chairperson  shall  exercise  and perform such other powers and duties as may be from time to time assigned to the Chairperson by the
Board of Trustees or prescribed by these By-Laws.  The  Chairperson may delegate his or her powers and duties to the trustees or officers of the Trust that he or she  deems  appropriate,  provided  that  such  delegation  is  consistent  with applicable legal and regulatory requirements.

                                   ARTICLE IV
                                   COMMITTEES

     Section 1.  COMMITTEES  OF  TRUSTEES.  The Board  may,  by  majority  vote, designate  one or more  committees of the Board,  each  consisting of two (2) or more Trustees, to serve at the pleasure of the Board. The Board may, by majority vote,  designate one or more Trustees as alternate members of any such committee who may replace  any absent  member at any  meeting of the  committee.  Any such committee,  to the extent  provided by the Board,  shall have such  authority as delegated to it by the Board from time to time, except with respect to:

     (a) the approval of any action which under the Declaration of Trust,  these
By-Laws  or  applicable  law also  requires  Shareholder  approval  or  requires approval by a majority of the entire Board or certain members of the Board;

     (b) the  filling of  vacancies  on the Board or on any  committee  thereof;
provided  however,  that  such  committee  may  nominate  Trustees  to fill such vacancies,  subject to the  Trust's  compliance  with the 1940 Act and the rules thereunder;

     (c) the  amendment,  restatement  or repeal of the  Declaration of Trust or these By-Laws or the adoption of a new Declaration of Trust or new By-Laws;

     (d) the amendment or repeal of any resolution of the Board; or

     (e) the  designation of any other  committee of the Board or the members of such committee.

     Section 2. MEETINGS AND ACTION OF BOARD COMMITTEES. Meetings and actions of any committee of the Board shall, to the extent applicable, be held and taken in the manner provided in Article IV of the Declaration of Trust and Article III of
these  By-Laws,  with such  changes in the context  thereof as are  necessary to substitute  the committee and its members for the Board and its members,  except that the time of regular  meetings of any committee may be determined  either by the Board or by the  committee.  Special  meetings of any  committee may also be called by  resolution  of the Board or such  committee,  and  notice of  special meetings of any committee shall also be given to all alternate members who shall have the right to attend all meetings of the committee.  The Board may from time to time adopt other rules for the governance of any committee.

     Section 3. ADVISORY COMMITTEES.  The Board may appoint one or more advisory committees  comprised of such number of  individuals  appointed by the Board who may meet at such time, place and upon such notice,  if any, as determined by the
Board. Such advisory committees shall have no power to require the Trust to take any specific action.

                                    ARTICLE V
                                    OFFICERS

     Section 1. OFFICERS.  The officers of the Trust shall be a Chief  Executive
Officer, a President,  a Secretary,  a Chief Financial Officer, and a Treasurer.
The  Trust may also  have,  at the  discretion  of the  Board,  one or more vice presidents,  one or  more  assistant  vice  presidents,  one or  more  assistant secretaries,  one or more assistant  treasurers,  and such other  officers,  who shall  have such  authority  and  perform  such  duties as are  provided  in the
Declaration of Trust,  these By-Laws or as the Board, or to the extent permitted by the Board, as the president,  may from time to time determine.  Any number of offices may be held by the same person, except the offices of president and vice president.

     Section 2.  APPOINTMENT  OF  OFFICERS.  The  officers of the Trust shall be appointed  by the  Board,  or to the  extent  permitted  by  the  Board,  by the president,  and each shall serve at the pleasure of the Board,  or to the extent permitted by the Board, at the pleasure of the president, subject to the rights, if any, of an officer under any contract of employment.

     Section 3. REMOVAL AND RESIGNATION OF OFFICERS.  Subject to the rights,  if any, of an officer under any contract of employment, any officer may be removed, either with or without cause,  by the Board at any regular or special meeting of the Board, or, to the extent permitted by the Board, by the president.

     Any officer may resign at any time by giving  written  notice to the Trust.
Such resignation shall take effect upon receipt unless specified to be effective at some later time and unless otherwise specified in such notice, the acceptance of the resignation shall not be necessary to make it effective.  Any resignation is without  prejudice to the rights,  if any, of the Trust under any contract to which the officer is a party.

     Section 4. VACANCIES IN OFFICES.  A vacancy in any office because of death, resignation,  removal,  incapacity  or other cause shall be filled in the manner prescribed in these By-Laws for regular appointment to that office.

     Section 5. PRESIDENT. Subject to such supervisory powers, if any, as may be given by the Board of Trustees to the Chairperson of the Board, if there be such an  officer,  the  president  shall,  subject  to the  control  of the  Board of
Trustees,  have general  supervision,  direction and control of the business and the officers of the Trust.

     Section  6.  VICE  PRESIDENTS.  In  the  absence,   resignation,   removal,
incapacity or death of the president,  the vice presidents,  if any, in order of their rank as fixed by the Board or if not ranked,  a vice president  designated by the Board,  shall  exercise all the powers and perform all the duties of, and be subject to all the  restrictions  upon, the president  until the  president's return,  his  incapacity  ceases  or a new  president  is  appointed.  Each vice president  shall have such other  powers and perform  such other  duties as from time to time may be prescribed by the Board or the president,  or as provided in the Declaration of Trust or these By-Laws.

     Section 7.  SECRETARY.  The secretary shall keep or cause to be kept at the offices  of the Trust or such  other  place as the  Board  may  direct a book of minutes  of  all  meetings  and  actions  (including  consents)  of  the  Board, committees of the Board and  Shareholders.  The secretary shall keep a record of the time and place of such meetings, whether regular or special, and if special, how authorized,  the notice given,  the names of those present at Board meetings or committee  meetings,  the number of Shares present or represented by proxy at
Shareholders' meetings, and the proceedings.

     The secretary  shall cause to be kept at the offices of the Trust or at the office of the Trust's transfer or other duly authorized  agent, a share register or a duplicate share register  showing the names of all  Shareholders  and their addresses,  the number,  Series and Classes  (if  applicable)  of Shares held by each, the number and date of  certificates,  if any,  issued for such Shares and the  number  and date of  cancellation  of  every  certificate  surrendered  for cancellation.

     The secretary shall give or cause to be given notice of all meetings of the
Shareholders  and of the Board  required  by the  Declaration  of  Trust,  these
By-Laws or by  applicable  law to be given and shall have such other  powers and perform such other duties as may be  prescribed by the Board or the president of the Trust, or as provided in the Declaration of Trust or these By-Laws.

     Section 8.  TREASURER.  The Treasurer  shall be responsible for the general supervision  over the care and  custody  of the  funds,  securities,  and  other valuable effects of the Trust and shall deposit the same or cause the same to be deposited in the name of the Trust in such depositories as the Board of Trustees may  designate;  shall  disburse the funds of the Trust as may be ordered by the
Board of Trustees;  shall have supervision over the accounts of all receipts and disbursements  of the Trust;  disburse  the funds of the  Trust;  shall have the power and  authority  to perform the duties  usually  incident of his office and those  duties as may be assigned to him from time to time by the Board or by the
Chief Financial  Officer and Chief Accounting  Officer;  and shall render to the
Chief Financial  Officer and Chief  Accounting  Officer and the Board,  whenever they request it, an account of all of his transactions as Treasurer.

     Section 9. CHIEF EXECUTIVE  OFFICER.  The Chief Executive  Officer shall be the  principal  executive  officer  with respect to the  portfolio  investments, financial  accounting and administration of the Trust, and shall have such other powers  and  duties  as may be  prescribed  by the  Board of  Trustees  or these
By-Laws.

     Section 10. CHIEF FINANCIAL  OFFICER.  The Chief  Financial  Officer shall, whenever  required  by the Board of  Trustees,  render  or cause to be  rendered financial  statements  of the Trust;  supervise  the  investment of its funds as ordered or authorized by the Board,  taking proper  vouchers  therefor;  provide assistance to the Audit  Committee of the Board and report to such  Committee as necessary;  be designated as principal  accounting  officer/principal  financial officer for purposes ofss.32 of the 1940 Act,ss.302 of the Sarbanes Oxley Act of
2002 andss.6 of the Securities Act of 1933;  shall keep and maintain or cause to be kept and maintained adequate and correct books and records of accounts of the properties  and business  transactions  of the Trust (and every series and class thereof),  including accounts of assets, liabilities,  receipts,  disbursements, gains,  losses,  capital retained earnings and shares;  shall have the power and authority to perform the duties usually  incident of his office and those duties as may be  assigned to him from time to time by the Board;  and shall  render to the Chief Executive Officer and the Board,  whenever they request it, an account of all of his  transactions  as Chief  Financial  Officer  and of the  financial condition of the Trust.

                                   ARTICLE VI
                              RECORDS AND REPORTS

     Section 1.  MAINTENANCE AND INSPECTION OF SHARE  REGISTER.  The Trust shall keep at its offices or at the office of its  transfer  or other duly  authorized agent, records of its Shareholders,  that provide the names and addresses of all
Shareholders and the number,  Series and Classes, if any, of Shares held by each
Shareholder.  Such records may be inspected  during the Trust's regular business hours by any Shareholder, or its duly authorized representative, upon reasonable written  demand  to the  Trust,  for  any  purpose  reasonably  related  to such
Shareholder's interest as a Shareholder.

     Section 2.  MAINTENANCE AND INSPECTION OF DECLARATION OF TRUST AND BY-LAWS.
The Trust shall keep at its offices the original or a copy of the Declaration of
Trust and these  By-Laws,  as amended or restated from time to time,  where they may be inspected  during the Trust's regular  business hours by any Shareholder, or its duly authorized  representative,  upon  reasonable  written demand to the
Trust, for any purpose reasonably  related to such  Shareholder's  interest as a
Shareholder.

     Section 3.  MAINTENANCE  AND  INSPECTION OF OTHER  RECORDS.  The accounting books and records and minutes of proceedings of the Shareholders, the Board, any committee of the Board or any advisory  committee shall be kept at such place or places  designated by the Board or, in the absence of such  designation,  at the offices  of the  Trust.  The  minutes  shall  be kept in  written  form  and the accounting  books and  records  shall be kept  either in written  form or in any other form capable of being converted into written form.

     If information is requested by a  Shareholder,  the Board,  or, in case the
Board does not act, the president,  any vice  president or the secretary,  shall establish reasonable standards  governing,  without limitation,  the information and documents to be furnished and the time and the location, if appropriate,  of furnishing such  information and documents.  Costs of providing such information and documents shall be borne by the requesting  Shareholder.  The Trust shall be entitled to reimbursement  for its direct,  out-of-pocket  expenses  incurred in declining  unreasonable  requests  (in  whole or in  part)  for  information  or documents.

     The Board,  or, in case the Board  does not act,  the  president,  any vice president or the secretary,  may keep  confidential  from  Shareholders for such period of time as the Board or such officer, as applicable, deems reasonable any information that the Board or such officer,  as applicable,  reasonably believes to be in the nature of trade secrets or other information that the Board or such officer,  as the case may be, in good  faith  believes  would not be in the best interests  of the  Trust to  disclose  or that  could  damage  the  Trust or its business or that the Trust is required by law or by agreement with a third party to keep confidential.

     Section 4.  INSPECTION  BY TRUSTEES.  Every Trustee shall have the absolute right during the Trust's regular  business hours to inspect all books,  records, and  documents  of every kind and the  physical  properties  of the Trust.  This inspection by a Trustee may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

                                   ARTICLE VII
                                GENERAL MATTERS

     Section 1. CHECKS, DRAFTS, EVIDENCE OF INDEBTEDNESS. All checks, drafts, or other  orders for payment of money,  notes or other  evidences  of  indebtedness issued in the name of or payable  to the Trust  shall be signed or  endorsed  by such  person or persons  and in such manner as the Board from time to time shall determine.

     Section 2. CONTRACTS AND INSTRUMENTS;  HOW EXECUTED.  The Board,  except as otherwise provided in the Declaration of Trust and these By-Laws,  may authorize any  officer or  officers  or agent or agents,  to enter  into any  contract  or execute any  instrument  in the name of and on behalf of the Trust or any Series thereof and this authority may be general or confined to specific instances.

     Section 3.  CERTIFICATES  FOR SHARES.  A certificate  or  certificates  for
Shares  may be  issued to  Shareholders  at the  discretion  of the  Board.  All certificates  shall be signed in the name of the Trust by the Trust's  president or vice president, and by the Trust's treasurer or an assistant treasurer or the secretary or any assistant  secretary,  certifying  the number of Shares and the
Series and Class thereof,  if any, owned by the  Shareholder.  Any or all of the signatures on the certificate may be facsimile.  In case any officer or transfer or other duly authorized  agent who has signed or whose facsimile  signature has been placed on a certificate shall have ceased to be such officer or transfer or other duly authorized agent before such certificate is issued,  it may be issued by the Trust with the same  effect as if such person were an officer or transfer or  other  duly  authorized  agent  at the date of  issue.  Notwithstanding  the foregoing,  the Trust may adopt and use a system of  issuance,  recordation  and transfer of its shares by electronic or other means.

     Section 4. LOST CERTIFICATES.  Except as provided in this Section 4, no new certificates for Shares shall be issued to replace an old certificate unless the latter is  surrendered  to the Trust and  cancelled at the same time.  The Board may, in case any Share  certificate  or  certificate  for any other  security is lost, stolen, or destroyed,  authorize the issuance of a replacement certificate on such terms and conditions as the Board may require, including a provision for indemnification  of the Board and the Trust secured by a bond or other  adequate security  sufficient  to protect the Trust and the Board  against any claim that may be made against either, including any expense or liability on account of the alleged loss,  theft,  or destruction of the  certificate or the issuance of the replacement certificate.

     Section 5.  REPRESENTATION  OF SHARES OF OTHER ENTITIES HELD BY TRUST.  The
Trust's  president or any vice  president or any other person  authorized by the
Board or by any of the foregoing designated  officers,  is authorized to vote or represent on behalf of the Trust, or any Series  thereof,  any and all shares of any  corporation,  partnership,  trust,  or other  entity,  foreign or domestic, standing in the name of the Trust or such Series thereof.  The authority granted may be  exercised  in  person or by a proxy  duly  executed  by such  authorized person.

     Section 6. TRANSFERS OF SHARES.  Shares are transferable,  if authorized by the Declaration of Trust, only on the record books of the Trust by the Person in whose  name  such  Shares  are  registered,  or by his or  her  duly  authorized attorney-in-fact or representative.  Shares represented by certificates shall be transferred  on the  books of the  Trust  upon  surrender  for  cancellation  of certificates  for the same  number of Shares,  with an  assignment  and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the  authenticity  of the  signature  as the Trust or its agents may  reasonably require.  Upon receipt of proper transfer instructions from the registered owner of uncertificated Shares, such uncertificated Shares shall be transferred on the record books to the Person entitled  thereto,  or  certificated  Shares shall be made to the Person entitled  thereto and the transaction  shall be recorded upon the books of the Trust.  The Trust,  its transfer agent or other duly authorized agents may refuse  any  requested  transfer  of  Shares,  or request  additional evidence of authority  to  safeguard  the assets or interests of the Trust or of its  Shareholders,  in their sole  discretion.  In all cases of  transfer  by an attorney-in-fact,  the original  power of attorney,  or an official copy thereof duly certified, shall be deposited and remain with the Trust, its transfer agent
or  other  duly   authorized   agent.   In  case  of  transfers  by   executors,
administrators,  guardians or other legal  representatives,  duly  authenticated evidence of their authority shall be presented to the Trust,  its transfer agent or other duly authorized  agent,  and may be required to be deposited and remain with the Trust, its transfer agent or other duly authorized agent.

     Section 7. HOLDERS OF RECORD.  The record books of the Trust as kept by the
Trust,  its transfer agent or other duly  authorized  agent, as the case may be, shall be conclusive as to the identity of the  Shareholders  of the Trust and as to the number,  Series and Classes,  if any, of Shares held from time to time by each such Shareholder. The Trust shall be entitled to treat the holder of record of any  Share as the  owner  thereof  and,  accordingly,  shall  not be bound to recognize  any equitable or other claim to or interest in such Share on the part of any other Person, whether or not the Trust shall have express or other notice thereof.

     Section 8.  FISCAL  YEAR.  The fiscal  year of the Trust,  and each  Series thereof, shall be determined by the Board.

     Section 9. HEADINGS; REFERENCES. Headings are placed herein for convenience of  reference  only and shall not be taken as a part hereof or control or affect the meaning,  construction or effect of this  instrument.  Whenever the singular number is used  herein,  the same shall  include  the  plural;  and the  neuter, masculine  and feminine  genders shall include each other,  as  applicable.  Any references  herein to specific  sections  of the DSTA,  the Code or the 1940 Act shall  refer to such  sections  as  amended  from time to time or any  successor sections thereof.

     Section 10. PROVISIONS IN CONFLICT WITH LAW OR REGULATIONS.

     (a) The  provisions  of these  By-Laws are  severable,  and if the Board of
Trustees  shall  determine,  with  the  advice  of  counsel,  that  any of  such provisions is in conflict with the Declaration of Trust, the 1940 Act, the Code, the  DSTA,  or with  other  applicable  laws and  regulations,  the  conflicting provision  shall be deemed not to have  constituted a part of these By-Laws from the time when such provisions became inconsistent with such laws or regulations;
provided, however, that such determination shall not affect any of the remaining provisions  of these  By-Laws or render  invalid or improper any action taken or omitted prior to such determination.

     (b)  If  any   provision  of  these   By-Laws  shall  be  held  invalid  or
unenforceable in any  jurisdiction,  such invalidity or  unenforceability  shall attach only to such provision in such  jurisdiction  and shall not in any manner affect such provision in any other  jurisdiction or any other provision of these
By-Laws in any jurisdiction.

                                  ARTICLE VIII
                                   AMENDMENTS

     Section  1.  AMENDMENT  BY  SHAREHOLDERS.  These  By-Laws  may be  amended, restated or repealed or new By-Laws may be adopted by the affirmative "vote of a majority of the outstanding voting securities" (as defined herein) of the Trust.

     Section 2.  AMENDMENT  BY  TRUSTEES.  These  By-Laws  may also be  amended, restated or  repealed  or new By-Laws may be adopted by the Board,  by a vote of the Board as set forth in Article IV, Section 3(c) of the Declaration of Trust.

     Section 3. OTHER AMENDMENT. Subject to the 1940 Act, these By-Laws may also be amended  pursuant to Article VIII,  Section 2(a) of the  Declaration of Trust
and Section 3815(f) of the DSTA.

Adopted:  April 12, 2007